UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 3, 2014

Innocent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-150061	98-0585268
(Commission File Number)	(IRS Employer Identification No.)

3280 Suntree Blvd

Suite 105

Melbourne, FL 32940

(Address of principal executive offices)

(954) 769-0040

(Registrant's telephone number, including area code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (a) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 3, 2014, Mr. Wayne A. Doss, Chairman and CEO of the Company, resigned from all positions held with the Company to pursue other interest and the company accepted the resignation, including resigning from Board service. There was no disagreement between the Registrant and Mr. Doss at the time of his resignation from the Board of Directors

Item 5.02 (d) Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On June 3, 2014, the Board of Directors appointed Mr. Terry Lynch as Chairman of the Board and President of the Company, effective as of equal date.

Effective June 3, 2014, the Board of Directors is pleased to announce the promotion of Mr. Patrick Johnson from COO to Chief Executive Officer of the Company. Mr. Johnson has not been appointed to any committees of the Board, as the Board does not presently have any committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.

(Registrant)

/s/ Terry Lynch

Terry Lynch

President and Chairman

Dated: June 3, 2014

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